Exhibit 99.1

15985 East High Street

P. O. Box 35

Middlefield, Ohio 44062

Phone: 440/632-1666 FAX: 440/632-1700

www.middlefieldbank.bank

PRESS RELEASE

Company Contact:	Investor and Media Contact:
Ronald L. Zimmerly, Jr. President and Chief Executive Officer Middlefield Banc Corp. (419) 673-1217 rzimmerly@middlefieldbank.com	Andrew M. Berger Managing Director SM Berger & Company, Inc. (216) 464-6400 andrew@smberger.com

Middlefield Banc Corp. Reports 2024 Twelve-Month Financial Results

MIDDLEFIELD, OHIO, January 23, 2025  ◆◆◆◆ Middlefield Banc Corp. (NASDAQ: MBCN) today reported financial results for the twelve months ended December 31, 2024.

2024 Fourth Quarter Financial Highlights:

●	Earnings increased 36.4% year-over-year to $0.60 per diluted share
●	Return on average assets (annualized) increased 26 basis points year-over-year to 1.04%
●	Asset quality remained stable compared to the 2024 third quarter with nonperforming assets to total assets of 1.62%

2024 Full Year Financial Highlights:

●	Total loans increased 2.8% to a record $1.52 billion
●	Book value increased 2.6% year-over-year to $26.08 per share at December 31, 2024
●	Tangible book value(1) increased 3.9% year-over-year to $20.88 per share at December 31, 2024
●	Returned $7.5 million back to shareholders through the Company's quarterly dividend policy and share repurchases

(1) See non-GAAP reconciliation under the section “GAAP to Non-GAAP Reconciliations”

Ronald L. Zimmerly, Jr., President and Chief Executive Officer, stated, “Our 2024 fourth quarter marks one of the most profitable quarters in Middlefield’s 124-year history, supported by the talents of our team and the strengths of our community banking platform. During the quarter, we experienced higher net interest income, grew non-interest income, achieved stable asset quality, and controlled operating expenses. These results produced record fourth quarter net income and a 26-basis point year-over-year expansion in our annualized return on average assets. I am proud of this performance, highlighting Middlefield’s resilience and ability to navigate a dynamic banking environment.”

“While we expect competition for deposits will continue, our loan pipeline remains robust, and our continued quarter over quarter increase in loans is indicative of strong origination activity across our Ohio markets. We believe 2025 will be another good year of profitable growth for Middlefield, reflecting our longstanding commitment to our communities, disciplined underwriting standards, and continued investments in our business,” concluded Mr. Zimmerly.

Income Statement

Net interest income for the twelve months ended December 31, 2024, decreased $4.5 million to $60.7 million, compared to $65.2 million for the same period last year. The net interest margin for the twelve months ended December 31, 2024, was 3.52%, compared to 3.97% last year. Net interest income for the 2024 fourth quarter increased $179,000 to $15.6 million, compared to $15.4 million for the 2023 fourth quarter. The net interest margin for the 2024 fourth quarter was 3.56%, compared to 3.63% for the same period of 2023.

For the twelve months ended December 31, 2024, noninterest income increased $522,000 to $7.2 million, compared to $6.7 million for the same period in 2023. Noninterest income for the 2024 fourth quarter was $1.9 million, compared to $1.6 million for the same period the previous year.

Noninterest expense for the twelve months ended December 31, 2024, was $47.5 million, compared to $48.1 million for the same period in 2023. For the 2024 fourth quarter, noninterest expense was $11.8 million, compared to $12.2 million for the 2023 fourth quarter.

Net income for the twelve months ended December 31, 2024, was $15.5 million, or $1.92 per diluted share, compared to $17.4 million, or $2.14 per diluted share, for the same period last year. Net income for the 2024 fourth quarter was $4.8 million, or $0.60 per diluted share, compared to $3.5 million, or $0.44 per diluted share, for the same period last year.

For the twelve months ended December 31, 2024, pre-tax, pre-provision net income was $20.4 million, compared to $23.8 million last year. For the 2024 fourth quarter, pre-tax, pre-provision net income was $5.7 million, compared to $4.8 million for the same period of 2023. (See non-GAAP reconciliation under the section “GAAP to Non-GAAP Reconciliations”.)

Balance Sheet

Total assets at December 31, 2024, increased 1.7% to $1.85 billion, compared to $1.82 billion at December 31, 2023. Total loans at December 31, 2024, were $1.52 billion, compared to $1.48 billion at December 31, 2023. The 2.8% year-over-year increase in total loans was primarily due to originations within the residential real estate and non-owner occupied loan segments as well as home equity lines of credit, offset by a decrease in construction and other loans due to the conversion to permanent loans. The investment securities available-for-sale portfolio was $165.8 million at December 31, 2024, compared with $170.8 million at December 31, 2023.

Total liabilities at December 31, 2024, increased 1.6% to $1.64 billion, compared to $1.62 billion at December 31, 2023. Total deposits at December 31, 2024, were $1.45 billion, compared to $1.43 billion at December 31, 2023. The 1.3% year-over-year increase in deposits was primarily due to growth in money market accounts, partially offset by declines in time deposits, noninterest-bearing demand, and savings accounts. Noninterest-bearing demand deposits were 26.1% of total deposits at December 31, 2024, compared to 28.1% at December 31, 2023. At December 31, 2024, the Company had brokered deposits of $35.1 million, compared to $90.3 million at December 31, 2023.

Michael C. Ranttila, Chief Financial Officer, stated, “The rate environment was volatile during the fourth quarter, which temporarily increased our accumulated other comprehensive loss. Against this backdrop, we also strategically let brokered deposits mature during the fourth quarter to see how the market would respond to the December 2024 Fed rate cut. Despite these impacts, our capital levels continue to expand, and at December 31, 2024, our equity to assets ratio improved year-over-year and from September 30, 2024 levels. Overall liquidity remains robust with access to the Federal Reserve Board’s discount window, cash and investments of $221.6 million, and additional borrowing capacity of $381.7 million on Federal Home Loan Bank advances at December 31, 2024.”

Middlefield's CRE portfolio included the following categories at December 31, 2024:

	Balance	Percent of	Percent of	Weighted Average
	(in thousands)	CRE Portfolio	Loan Portfolio	Loan-to-Value

Multi-Family	$89,849	13.1%	5.9%	58.3%
Owner Occupied
Real Estate and Rental and Leasing	62,647	9.2%	4.1%	56.0%
Other Services (except Public Administration)	30,320	4.4%	2.0%	53.9%
Manufacturing	16,617	2.4%	1.1%	49.0%
Agriculture, Forestry, Fishing and Hunting	12,881	1.9%	0.8%	36.9%
Accommodation and Food Services	11,272	1.6%	0.7%	56.5%
Other	47,710	6.9%	3.1%	53.8%
Total Owner Occupied	$181,447	26.4%	11.8%
Non-Owner Occupied
Real Estate and Rental and Leasing	338,981	49.6%	22.3%	69.6%
Accommodation and Food Services	40,398	5.9%	2.7%	54.9%
Health Care and Social Assistance	20,144	2.9%	1.3%	56.7%
Manufacturing	7,108	1.0%	0.5%	51.1%
Other	5,660	1.1%	0.4%	73.7%
Total Non-Owner Occupied	$412,291	60.5%	27.2%
Total CRE	$683,587	100.0%	44.9%

Stockholders' Equity and Dividends

At December 31, 2024, stockholders' equity was $210.6 million, compared to $205.7 million at December 31, 2023. The 2.4% year-over-year increase in stockholders' equity was primarily from higher retained earnings, partially offset by an increase in the unrealized loss on the available-for-sale investment portfolio and stock acquired under the Company's stock repurchase program. On a per-share basis, shareholders' equity at December 31, 2024, was $26.08, compared to $25.41 at December 31, 2023.

At December 31, 2024, tangible stockholders' equity(1) was $168.6 million, compared to $162.7 million at December 31, 2023. On a per-share basis, tangible stockholders' equity(1) was $20.88 at December 31, 2024, compared to $20.10 at December 31, 2023. (1)See non-GAAP reconciliation under the section “GAAP to Non-GAAP Reconciliations”.

For the twelve months ended December 31, 2024, the Company declared cash dividends of $0.80 per share, totaling $6.5 million.

For the twelve months ended December 31, 2024, the Company repurchased 43,858 shares of its common stock, at an average price of $24.00 per share. The repurchases occurred during the first quarter of 2024.

At December 31, 2024, the Company's equity-to-assets ratio was 11.36%, compared to 11.28% at December 31, 2023.

Asset Quality

For the twelve months ended December 31, 2024, the Company recorded a provision for credit losses of $2.0 million, versus a provision for credit losses of $3.0 million for the same period last year. For the 2024 fourth quarter, the Company recorded a recovery of credit losses of $177,000, compared to a provision for credit losses of $554,000 for the same period of 2023.

Net charge-offs were $1.4 million, or 0.10% of average loans, for the twelve months ended December 31, 2024, compared to net recoveries of $31,000, or 0.00% of average loans, for the same period last year. Net charge-offs were $151,000, or 0.04% of average loans, annualized, for the 2024 fourth quarter, compared to net recoveries of $117,000, or (0.03%) of average loans, annualized, for the same period of 2023.  The higher net charge-offs were due to the partial charge-off of one loan during the 2024 third quarter.

Nonperforming assets at December 31, 2024, which consisted of nonperforming loans, were $30.0 million, compared to $10.9 million at December 31, 2023. The increase in nonperforming assets is primarily the result of a $13.5 million loan moved to nonaccrual in the 2024 third quarter, subsequent to the partial charge-off noted in the previous paragraph. The allowance for credit losses at December 31, 2024, stood at $22.4 million, or 1.48% of total loans, compared to $21.7 million, or 1.47% of total loans at December 31, 2023. The increase in the allowance for credit losses was mainly from an overall increase in total loans as well as changes in projected loss drivers, prepayment assumptions, curtailment expectations over the reasonable and supportable forecast period, and geographic footprint of unemployment data.

Mr. Ranttila continued, “With nearly 70% of our loan portfolio subject to repricing at December 31, 2024, we are cautiously optimistic we can maintain a stable net interest margin throughout 2025.  In addition, credit quality remained firm during the fourth quarter, and we are well reserved with an allowance for credit losses to total loans of 1.48% at December 31, 2024. We expect stable economic activity across our Central, Western and Northeast Ohio markets will support loan demand and asset quality throughout 2025.”

About Middlefield Banc Corp.

Middlefield Banc Corp., headquartered in Middlefield, Ohio, is the Bank holding Company of The Middlefield Banking Company, with total assets of $1.85 billion at December 31, 2024. The Bank operates 21 full-service banking centers and an LPL Financial® brokerage office serving Ada, Beachwood, Bellefontaine, Chardon, Cortland, Dublin, Garrettsville, Kenton, Mantua, Marysville, Middlefield, Newbury, Orwell, Plain City, Powell, Solon, Sunbury, Twinsburg, and Westerville. The Bank also operates a Loan Production Office in Mentor, Ohio.

Additional information is available at www.middlefieldbank.bank

NON-GAAP FINANCIAL MEASURES

This press release includes disclosure of Middlefield Banc Corp.'s tangible book value per share, return on average tangible equity, and pre-tax, pre-provision for loan losses income, which are financial measures not prepared in accordance with generally accepted accounting principles in the United States (GAAP). A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts required to be disclosed by GAAP. Middlefield Banc Corp. believes that these non-GAAP financial measures provide both management and investors a more complete understanding of the underlying operational results and trends and Middlefield Banc Corp.'s marketplace performance. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the numbers prepared in accordance with GAAP. The reconciliations of non-GAAP financial measures are included in the following Consolidated Financial Highlights tables below.

FORWARD-LOOKING STATEMENTS

This press release of Middlefield Banc Corp. and the reports Middlefield Banc Corp. files with the Securities and Exchange Commission often contain "forward-looking statements" relating to present or future trends or factors affecting the banking industry and, specifically, the financial operations, markets and products of Middlefield Banc Corp. These forward-looking statements involve certain risks and uncertainties. There are several important factors that could cause Middlefield Banc Corp.'s future results to differ materially from historical performance or projected performance. These factors include, but are not limited to: (1) a significant increase in competitive pressures among financial institutions; (2) changes in the interest rate environment that may reduce interest margins; (3) changes in prepayment speeds, charge-offs and loan loss provisions; (4) less favorable than expected general economic conditions; (5) legislative or regulatory changes that may adversely affect businesses in which Middlefield Banc Corp. is engaged; (6) technological issues which may adversely affect Middlefield Banc Corp.'s financial operations or customers; (7) changes in the securities markets; or (8) risk factors mentioned in the reports and registration statements Middlefield Banc Corp. files with the Securities and Exchange Commission. Middlefield Banc Corp. undertakes no obligation to release revisions to these forward-looking statements or to reflect events or circumstances after the date of this press release.

MIDDLEFIELD BANC CORP.

Consolidated Selected Financial Highlights

(Dollar amounts in thousands, unaudited)

	December 31,	September 30,	June 30,	March 31,	December 31,
Balance Sheets (period end)	2024	2024	2024	2024	2023
ASSETS
Cash and due from banks	$46,037	$61,851	$50,496	$44,816	$56,397
Federal funds sold	9,755	12,022	1,762	1,438	4,439
Cash and cash equivalents	55,792	73,873	52,258	46,254	60,836
Investment securities available for sale, at fair value	165,802	169,895	166,424	167,890	170,779
Other investments	855	895	881	907	955
Loans held for sale	-	249	-	-	-
Loans:
Commercial real estate:
Owner occupied	181,447	187,313	182,809	178,543	183,545
Non-owner occupied	412,291	407,159	385,648	398,845	401,580
Multifamily	89,849	94,798	86,951	81,691	82,506
Residential real estate	353,442	345,748	337,121	331,480	328,854
Commercial and industrial	229,034	213,172	234,702	227,433	221,508
Home equity lines of credit	143,379	137,761	131,047	129,287	127,818
Construction and other	103,608	111,550	132,530	135,716	125,105
Consumer installment	6,564	7,030	6,896	7,131	7,214
Total loans	1,519,614	1,504,531	1,497,704	1,490,126	1,478,130
Less allowance for credit losses	22,447	22,526	21,795	21,069	21,693
Net loans	1,497,167	1,482,005	1,475,909	1,469,057	1,456,437
Premises and equipment, net	20,565	20,528	20,744	21,035	21,339
Goodwill	36,356	36,356	36,356	36,356	36,356
Core deposit intangibles	5,611	5,869	6,126	6,384	6,642
Bank-owned life insurance	35,259	35,049	34,802	34,575	34,349
Accrued interest receivable and other assets	35,952	32,916	34,686	34,210	35,190
TOTAL ASSETS	$1,853,359	$1,857,635	$1,828,186	$1,816,668	$1,822,883

	December 31,	September 30,	June 30,	March 31,	December 31,
	2024	2024	2024	2024	2023
LIABILITIES
Deposits:
Noninterest-bearing demand	$377,875	$390,933	$387,024	$390,185	$401,384
Interest-bearing demand	208,291	218,002	206,542	209,015	205,582
Money market	414,074	376,619	355,630	318,823	274,682
Savings	197,749	199,984	192,472	196,721	210,639
Time	247,704	327,231	327,876	332,165	334,315
Total deposits	1,445,693	1,512,769	1,469,544	1,446,909	1,426,602
Federal Home Loan Bank advances	172,400	106,000	125,000	137,000	163,000
Other borrowings	11,660	11,711	11,762	11,812	11,862
Accrued interest payable and other liabilities	13,044	16,450	15,092	15,372	15,738
TOTAL LIABILITIES	1,642,797	1,646,930	1,621,398	1,611,093	1,617,202
STOCKHOLDERS' EQUITY
Common stock, no par value; 25,000,000 shares authorized, 9,953,018
shares issued, 8,073,708 shares outstanding as of December 31, 2024	161,999	161,916	161,823	161,823	161,388
Additional paid-in capital	246	108	-	-	-
Retained earnings	109,299	106,067	105,342	102,791	100,237
Accumulated other comprehensive loss	(20,073)	(16,477)	(19,468)	(18,130)	(16,090)
Treasury stock, at cost; 1,879,310 shares as of December 31, 2024	(40,909)	(40,909)	(40,909)	(40,909)	(39,854)
TOTAL STOCKHOLDERS' EQUITY	210,562	210,705	206,788	205,575	205,681
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,853,359	$1,857,635	$1,828,186	$1,816,668	$1,822,883

MIDDLEFIELD BANC CORP.

Consolidated Selected Financial Highlights

(Dollar amounts in thousands, unaudited)

	For the Three Months Ended					For the Twelve Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
Statements of Income	2024	2024	2024	2024	2023	2024	2023
INTEREST AND DIVIDEND INCOME
Interest and fees on loans	$23,308	$23,441	$23,422	$22,395	$22,027	$92,566	$81,963
Interest-earning deposits in other institutions	320	348	386	437	370	1,491	1,289
Federal funds sold	151	143	122	152	94	568	771
Investment securities:
Taxable interest	528	528	505	467	479	2,028	1,893
Tax-exempt interest	961	962	966	972	976	3,861	3,914
Dividends on stock	170	191	198	189	144	748	471
Total interest and dividend income	25,438	25,613	25,599	24,612	24,090	101,262	90,301
INTEREST EXPENSE
Deposits	8,582	8,792	8,423	7,466	6,522	33,263	18,995
Short-term borrowings	1,128	1,575	1,920	1,993	2,013	6,616	5,386
Other borrowings	173	173	173	184	179	703	717
Total interest expense	9,883	10,540	10,516	9,643	8,714	40,582	25,098
NET INTEREST INCOME	15,555	15,073	15,083	14,969	15,376	60,680	65,203
Provision (Recovery of) for credit losses	(177)	2,234	87	(136)	554	2,008	3,002
NET INTEREST INCOME AFTER PROVISION
(RECOVERY OF) FOR CREDIT LOSSES	15,732	12,839	14,996	15,105	14,822	58,672	62,201
NONINTEREST INCOME
Service charges on deposit accounts	1,068	959	971	909	997	3,907	3,878
Gain (Loss) on equity securities	56	14	(27)	(52)	(4)	(9)	(161)
Loss on other real estate owned	-	-	-	-	(172)	-	(170)
Earnings on bank-owned life insurance	230	246	227	227	196	930	823
Gain on sale of loans	64	56	69	10	23	199	97
Revenue from investment services	237	206	269	204	193	916	743
Gross rental income	1	-	-	67	132	68	421
Other income	258	262	251	431	237	1,202	1,060
Total noninterest income	1,914	1,743	1,760	1,796	1,602	7,213	6,691
NONINTEREST EXPENSE
Salaries and employee benefits	5,996	6,201	6,111	6,333	6,646	24,641	24,511
Occupancy expense	596	627	601	552	512	2,376	2,566
Equipment expense	221	203	261	240	273	925	1,241
Data processing costs	1,174	1,214	1,135	1,217	1,348	4,740	4,764
Ohio state franchise tax	390	399	397	397	397	1,583	1,578
Federal deposit insurance expense	293	255	256	251	285	1,055	861
Professional fees	611	539	557	558	660	2,265	2,293
Advertising expense	371	283	508	419	162	1,581	1,477
Software amortization expense	83	74	21	22	22	200	95
Core deposit intangible amortization	258	257	258	258	264	1,031	1,059
Gross other real estate owned expenses	-	-	-	99	120	99	510
Merger-related costs	-	-	-	-	-	-	473
Other expense	1,810	1,819	1,797	1,619	1,483	7,045	6,709
Total noninterest expense	11,803	11,871	11,902	11,965	12,172	47,541	48,137
Income before income taxes	5,843	2,711	4,854	4,936	4,252	18,344	20,755
Income taxes	995	371	690	769	709	2,825	3,387
NET INCOME	$4,848	$2,340	$4,164	$4,167	$3,543	$15,519	$17,368
PTPP (1)	$5,666	$4,945	$4,941	$4,800	$4,806	$20,352	$23,757

MIDDLEFIELD BANC CORP.

Consolidated Selected Financial Highlights

(Dollar amounts in thousands, except per share and share amounts, unaudited)

	For the Three Months Ended					For the Twelve Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2024	2024	2024	2024	2023	2024	2023
Per common share data
Net income per common share - basic	$0.60	$0.29	$0.52	$0.52	$0.44	$1.93	$2.14
Net income per common share - diluted	$0.60	$0.29	$0.52	$0.51	$0.44	$1.92	$2.14
Dividends declared per share	$0.20	$0.20	$0.20	$0.20	$0.25	$0.80	$0.85
Book value per share (period end)	$26.08	$26.11	$25.63	$25.48	$25.41	$26.08	$25.41
Tangible book value per share (period end) (1) (2)	$20.88	$20.87	$20.37	$20.18	$20.10	$20.88	$20.10
Dividends declared	$1,616	$1,615	$1,613	$1,613	$2,023	$6,457	$6,864
Dividend yield	2.84%	2.76%	3.34%	3.37%	3.06%	2.85%	2.63%
Dividend payout ratio	33.33%	69.02%	38.74%	38.71%	57.10%	41.61%	39.52%
Average shares outstanding - basic	8,071,905	8,071,032	8,067,144	8,091,203	8,093,478	8,075,300	8,103,230
Average shares outstanding - diluted	8,092,357	8,086,872	8,072,499	8,096,317	8,116,261	8,086,098	8,126,013
Period ending shares outstanding	8,073,708	8,071,032	8,067,144	8,067,144	8,095,252	8,073,708	8,095,252
Selected ratios
Return on average assets (Annualized)	1.04%	0.50%	0.91%	0.92%	0.78%	0.84%	0.99%
Return on average equity (Annualized)	9.19%	4.45%	8.15%	8.16%	7.13%	7.48%	8.83%
Return on average tangible common equity (1) (3)	11.50%	5.58%	10.29%	10.30%	9.11%	9.41%	11.20%
Efficiency (4)	65.05%	67.93%	67.97%	68.68%	68.99%	67.38%	64.49%
Equity to assets at period end	11.36%	11.34%	11.31%	11.32%	11.28%	11.36%	11.28%
Noninterest expense to average assets	0.63%	0.66%	0.64%	0.66%	0.68%	2.58%	2.74%

(1) See section “GAAP to Non-GAAP Reconciliations” for the reconciliation of GAAP performance measures to non-GAAP measures.
(2) Calculated by dividing tangible common equity by shares outstanding.
(3) Calculated by dividing annualized net income for each period by average tangible common equity.
(4) The efficiency ratio is calculated by dividing noninterest expense less amortization of intangibles by the sum of net interest income on a fully taxable equivalent basis plus noninterest income.
	For the Three Months Ended					For the Twelve Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
Yields	2024	2024	2024	2024	2023	2024	2023
Interest-earning assets:
Loans receivable (1)	6.12%	6.19%	6.27%	6.11%	6.01%	6.17%	5.82%
Investment securities (1) (2)	3.63%	3.62%	3.59%	3.52%	3.52%	3.61%	3.53%
Interest-earning deposits with other banks	4.23%	4.27%	4.59%	4.88%	3.71%	4.49%	3.82%
Total interest-earning assets	5.78%	5.84%	5.92%	5.77%	5.64%	5.83%	5.47%
Deposits:
Interest-bearing demand deposits	2.07%	2.16%	1.93%	1.86%	1.67%	2.01%	1.32%
Money market deposits	3.81%	3.93%	3.95%	3.81%	3.58%	3.88%	2.65%
Savings deposits	0.75%	0.71%	0.64%	0.58%	0.59%	0.67%	0.76%
Certificates of deposit	4.21%	4.49%	4.57%	4.06%	3.68%	4.33%	2.83%
Total interest-bearing deposits	3.05%	3.17%	3.15%	2.88%	2.56%	3.06%	1.92%
Non-Deposit Funding:
Borrowings	4.93%	5.54%	5.60%	5.61%	5.57%	5.45%	5.40%
Total interest-bearing liabilities	3.21%	3.41%	3.45%	3.23%	2.96%	3.33%	2.28%
Cost of deposits	2.24%	2.33%	2.30%	2.08%	1.81%	2.24%	1.32%
Cost of funds	2.41%	2.58%	2.61%	2.42%	2.18%	2.51%	1.62%
Net interest margin (3)	3.56%	3.46%	3.51%	3.54%	3.63%	3.52%	3.97%

(1) Tax-equivalent adjustments to calculate the yield on tax-exempt securities and loans were determined using an effective tax rate of 21%.
(2) Yield is calculated on the basis of amortized cost.
(3) Net interest margin represents net interest income as a percentage of average interest-earning assets.

MIDDLEFIELD BANC CORP.

Consolidated Selected Financial Highlights

(unaudited)

	For the Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
Asset quality data	2024	2024	2024	2024	2023
(Dollar amounts in thousands, unaudited)
Nonperforming assets (1)	$29,983	$30,078	$15,961	$10,831	$10,877
Allowance for credit losses	22,447	$22,526	$21,795	$21,069	$21,693
Allowance for credit losses/total loans	1.48%	1.50%	1.46%	1.41%	1.47%
Net charge-offs (recoveries):
Quarter-to-date	$151	$1,382	$(29)	$(68)	$(117)
Year-to-date	1,436	1,285	(97)	(68)	(31)
Net charge-offs (recoveries) to average loans, annualized:
Quarter-to-date	0.04%	0.36%	(0.01%)	(0.02%)	(0.03%)
Year-to-date	0.10%	0.11%	(0.01%)	(0.02%)	0.00%
Nonperforming loans/total loans	1.97%	2.00%	1.07%	0.73%	0.74%
Allowance for credit losses/nonperforming loans	74.86%	74.89%	136.55%	194.52%	199.44%
Nonperforming assets/total assets	1.62%	1.62%	0.87%	0.60%	0.60%

(1) Nonperforming assets consist of nonperforming loans.

MIDDLEFIELD BANC CORP.

GAAP to Non-GAAP Reconciliations

Reconciliation of Common Stockholders' Equity to Tangible Common Equity	For the Three Months Ended
(Dollar amounts in thousands, except per share and share amounts, unaudited)	December 31,	September 30,	June 30,	March 31,	December 31,
	2024	2024	2024	2024	2023
Stockholders' equity	$210,562	$210,705	$206,788	$205,575	$205,681
Less goodwill and other intangibles	41,967	42,225	42,482	42,740	42,998
Tangible common equity	$168,595	$168,480	$164,306	$162,835	$162,683
Shares outstanding	8,071,905	8,071,032	8,067,144	8,067,144	8,095,252
Tangible book value per share	$20.88	$20.87	$20.37	$20.18	$20.10

Reconciliation of Average Equity to Return on Average Tangible Common Equity	For the Three Months Ended					For the Twelve Months Ended

	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2024	2024	2024	2024	2023	2024	2023
Average stockholders' equity	$209,864	$209,096	$205,379	$205,342	$197,208	$207,367	$196,602
Less average goodwill and other intangibles	42,092	42,350	42,607	42,654	42,972	42,479	41,507
Average tangible common equity	$167,772	$166,746	$162,772	$162,688	$154,236	$164,888	$155,095
Net income	$4,848	$2,340	$4,164	$4,167	$3,543	$15,519	$17,368
Return on average tangible common equity (annualized)	11.50%	5.58%	10.29%	10.30%	9.11%	9.41%	11.20%

Reconciliation of Pre-Tax Pre-Provision Income (PTPP)	For the Three Months Ended					For the Twelve Months Ended

	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2024	2024	2024	2024	2023	2024	2023
Net income	$4,848	$2,340	$4,164	$4,167	$3,543	$15,519	$17,368
Add income taxes	995	371	690	769	709	2,825	3,387
Add provision for (recovery of) credit losses	(177)	2,234	87	(136)	554	2,008	3,002
PTPP	$5,666	$4,945	$4,941	$4,800	$4,806	$20,352	$23,757

MIDDLEFIELD BANC CORP.

Average Balance Sheets

(Dollar amounts in thousands, unaudited)

	For the Three Months Ended
	December 31,			December 31,
	2024			2023
	Average		Average	Average		Average
	Balance	Interest	Yield/Cost	Balance	Interest	Yield/Cost
Interest-earning assets:
Loans receivable (1)	$1,517,051	$23,308	6.12%	$1,454,688	$22,027	6.01%
Investment securities (1) (2)	191,390	1,489	3.63%	193,289	1,455	3.52%
Interest-earning deposits with other banks (3)	60,241	641	4.23%	64,989	608	3.71%
Total interest-earning assets	1,768,682	25,438	5.78%	1,712,966	24,090	5.64%
Noninterest-earning assets	88,205			82,364
Total assets	$1,856,887			$1,795,330
Interest-bearing liabilities:
Interest-bearing demand deposits	$216,492	$1,126	2.07%	$222,517	$935	1.67%
Money market deposits	393,298	3,768	3.81%	276,354	2,493	3.58%
Savings deposits	197,257	373	0.75%	211,997	317	0.59%
Certificates of deposit	313,582	3,315	4.21%	299,427	2,777	3.68%
Short-term borrowings	93,200	1,128	4.81%	144,344	2,013	5.53%
Other borrowings	11,690	173	5.89%	11,890	179	5.97%
Total interest-bearing liabilities	1,225,519	9,883	3.21%	1,166,529	8,714	2.96%
Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	404,428			422,151
Other liabilities	17,076			9,442
Stockholders' equity	209,864			197,208
Total liabilities and stockholders' equity	$1,856,887			$1,795,330
Net interest income		$15,555			$15,376
Interest rate spread (4)			2.57%			2.68%
Net interest margin (5)			3.56%			3.63%
Ratio of average interest-earning assets to average interest-bearing liabilities			144.32%			146.84%

(1) Tax-equivalent adjustments to calculate the yield on tax-exempt securities and loans were $280 and $282 for the three months ended December 31, 2024 and 2023, respectively.
(2) Yield is calculated on the basis of amortized cost.
(3) Includes dividends received on restricted stock.
(4) Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(5) Net interest margin represents net interest income as a percentage of average interest-earning assets.

	For the Three Months Ended
	December 31,			September 30,
	2024			2024
	Average		Average	Average		Average
	Balance	Interest	Yield/Cost	Balance	Interest	Yield/Cost
Interest-earning assets:
Loans receivable (1)	$1,517,051	$23,308	6.12%	$1,507,518	$23,441	6.19%
Investment securities (1) (2)	191,390	1,489	3.63%	191,748	1,490	3.62%
Interest-earning deposits with other banks (3)	60,241	641	4.23%	63,580	682	4.27%
Total interest-earning assets	1,768,682	25,438	5.78%	1,762,846	25,613	5.84%
Noninterest-earning assets	88,205			88,644
Total assets	$1,856,887			$1,851,490
Interest-bearing liabilities:
Interest-bearing demand deposits	$216,492	$1,126	2.07%	$217,124	$1,181	2.16%
Money market deposits	393,298	3,768	3.81%	362,545	3,583	3.93%
Savings deposits	197,257	373	0.75%	198,775	357	0.71%
Certificates of deposit	313,582	3,315	4.21%	325,240	3,671	4.49%
Short-term borrowings	93,200	1,128	4.81%	113,812	1,575	5.51%
Other borrowings	11,690	173	5.89%	11,739	173	5.86%
Total interest-bearing liabilities	1,225,519	9,883	3.21%	1,229,235	10,540	3.41%
Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	404,428			396,456
Other liabilities	17,076			16,703
Stockholders' equity	209,864			209,096
Total liabilities and stockholders' equity	$1,856,887			$1,851,490
Net interest income		$15,555			$15,073
Interest rate spread (4)			2.57%			2.43%
Net interest margin (5)			3.56%			3.46%
Ratio of average interest-earning assets to average interest-bearing liabilities			144.32%			143.41%

(1) Tax-equivalent adjustments to calculate the yield on tax-exempt securities and loans were $280 and $281 for the three months ended December 31, 2024 and September 30, 2024 respectively.
(2) Yield is calculated on the basis of amortized cost.
(3) Includes dividends received on restricted stock.
(4) Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(5) Net interest margin represents net interest income as a percentage of average interest-earning assets.

	For the Twelve Months Ended
	December 31,			December 31,
	2024			2023
	Average		Average	Average		Average
	Balance	Interest	Yield/Cost	Balance	Interest	Yield/Cost
Interest-earning assets:
Loans receivable (1)	$1,501,138	$92,566	6.17%	$1,410,251	$81,963	5.82%
Investment securities (1) (2)	191,685	5,889	3.61%	193,816	5,807	3.53%
Interest-earning deposits with other banks (3)	62,463	2,807	4.49%	66,295	2,531	3.82%
Total interest-earning assets	1,755,286	101,262	5.83%	1,670,362	90,301	5.47%
Noninterest-earning assets	88,358			88,553
Total assets	$1,843,644			$1,758,915
Interest-bearing liabilities:
Interest-bearing demand deposits	$213,647	$4,293	2.01%	$217,662	$2,870	1.32%
Money market deposits	348,065	13,498	3.88%	244,765	6,498	2.65%
Savings deposits	197,422	1,325	0.67%	253,962	1,925	0.76%
Certificates of deposit	326,559	14,147	4.33%	272,443	7,702	2.83%
Short-term borrowings	122,506	6,616	5.40%	101,088	5,386	5.33%
Other borrowings	11,765	703	5.98%	11,965	717	5.99%
Total interest-bearing liabilities	1,219,964	40,582	3.33%	1,101,885	25,098	2.28%
Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	399,430			449,102
Other liabilities	16,883			11,326
Stockholders' equity	207,367			196,602
Total liabilities and stockholders' equity	$1,843,644			$1,758,915
Net interest income		$60,680			$65,203
Interest rate spread (4)			2.50%			3.19%
Net interest margin (5)			3.52%			3.97%
Ratio of average interest-earning assets to average interest-bearing liabilities			143.88%			151.59%

(1) Tax-equivalent adjustments to calculate the yield on tax-exempt securities and loans were $1,131 and $1,106 for the twelve months ended December 31, 2024 and 2023, respectively.
(2) Yield is calculated on the basis of amortized cost.
(3) Includes dividends received on restricted stock.
(4) Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(5) Net interest margin represents net interest income as a percentage of average interest-earning assets.